Exhibit 99.1

October 13, 2014

Nasdaq Announces Leadership Appointments to Support Strategic Growth Initiatives Across Listings and Market Technology Businesses

Moves Aim to Broaden Full-Service Offering to Listed Companies, Corporate Clients and Exchanges Globally

NEW YORK, Oct. 13, 2014 (GLOBE NEWSWIRE) — Nasdaq (Nasdaq:NDAQ) today announced a series of leadership appointments across the company’s Listing Services and Market Technology businesses. The moves are designed to align leadership responsibility with areas of strategic growth potential, enabling the company to further broaden and deepen client relationships across the world. Lars Ottersgård and Nelson Griggs will be promoted to Executive Vice President of the firm’s Market Technology and Listing Services businesses, respectively. Other leadership moves include Bruce Aust, who has been elevated to Vice Chairman, Listing Services and Bob McCooey, who has taken on the development of a new global key account management program. These leadership changes are effective immediately.

“The appointment of these individuals is representative of the strong leadership ethos that is central to Nasdaq culture, always allowing us to manage our business for long-term success,” said Adena Friedman, President, Nasdaq Capital Access, Technology & Insights. “Our business has grown and diversified considerably over the past few years, and it is critical that our leadership is aligned to maximize the growth opportunities inherent across the business.”

Lars Ottersgård has been promoted to Executive Vice President, Market Technology, reporting to Ms. Friedman. Mr. Ottersgård will assume full executive responsibility for the Market Technology business unit, serving the business’ customers, which include more than 70 marketplaces in 50 countries, with industry leading software solutions. He will also continue to lead SMARTS, Nasdaq’s global market surveillance business, and BWise, the company’s global risk and controls software business. Mr. Ottersgård joined Nasdaq in 2006, as Global Head of Sales for the company’s commercial technology business. During his tenure at the company, Nasdaq’s Market Technology business has strengthened its competitive position and grown to over $200 million in annual revenue.

Nelson Griggs has been promoted to Executive Vice President, Nasdaq Listing Services business unit, reporting to Ms. Friedman. Mr. Griggs will assume overall global leadership responsibility for the Listing Services group, overseeing the team that will continue to attract new listings, retain the firm’s more than 3,000 listed companies and further grow the number of switches to Nasdaq’s listing markets. Mr. Griggs has been with Nasdaq for 12 years, initially working with listed companies and then moving into a role focused on new listings. He has overseen North American Sales, as well as the Asia Pacific region, for Nasdaq. In addition, Griggs has been instrumental in Nasdaq’s efforts to win many high-profile IPO’s, and had a leading role in the development of the Nasdaq Private Market.

Bruce Aust, Executive Vice President and Global Head of Listing Services, will transition to Vice Chairman of Nasdaq, based in San Francisco, CA. He will continue to be instrumental in the firm’s Listing Services business, working to serve Nasdaq’s largest listed companies and prospects worldwide. He will also focus on building and launching the Nasdaq Entrepreneurial Center in San Francisco, slated to open in 2015. Additionally, Mr. Aust will operate as a senior advisor to Ms. Friedman.

Bob McCooey, Senior Vice President, will continue his current leadership role within the Listing Services group, but will also assume a new role developing and leading a new global key account management program. He will work across the company to target top clients and develop an enhanced, high-touch sales and service model to further shepherd key client relationships.

“As we gain momentum through our growth and expansion, it is vital that we continue, at pace, to develop our leadership and ensure they are aligned with the growth opportunities ahead,” Ms. Friedman continued. “These leaders are being entrusted, not only with that future growth potential, but in finding ways we can more effectively deliver the entirety of our offering to create new opportunities to serve our clients.”

About Nasdaq

Nasdaq (Nasdaq:NDAQ) is a leading provider of trading, exchange technology, information and public company services across six continents. Through its diverse portfolio of solutions, Nasdaq enables customers to plan, optimize and execute their business vision with confidence, using proven technologies that provide transparency and insight for navigating today’s global capital markets. As the creator of the world’s first electronic stock market, its technology powers more than 70 marketplaces in 50 countries, and 1 in 10 of the world’s securities transactions. Nasdaq is home to more than 3,400 listed companies with a market value of over $8.5 trillion and more than 10,000 corporate clients. To learn more, visit www.nasdaqomx.com.

Cautionary Note Regarding Forward-Looking Statements

The matters described herein contain forward-looking statements that are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements about Nasdaq and its products and offerings. We caution that these statements are not guarantees of future performance. Actual results may differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements involve a number of risks, uncertainties or other factors beyond Nasdaq’s control. These factors include, but are not limited to factors detailed in Nasdaq’s annual report on Form 10-K, and periodic reports filed with the U.S. Securities and Exchange Commission. We undertake no obligation to release any revisions to any forward-looking statements.

CONTACT:	MEDIA RELATIONS CONTACT:
Linda Recupero
1.212.231.5534
linda.recupero@nasdaq.com

Joseph Christinat
1.646.441.5121
joseph.christinat@nasdaq.com

INVESTOR RELATIONS CONTACT:
Ed Ditmire, CFA
1.212.401.8737
ed.ditmire@nasdaq.com